UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2022

Golub Capital Direct Lending Corporation.
(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01412	87-1489837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166 _
    (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective March 14, 2022, Golub Capital Direct Lending Corporation (the “Company”) filed Articles of Amendment (the “Articles of Amendment”) to amend Article VII of the Company’s Articles of Incorporation (as amended, the “Charter”) in order to require unanimous stockholder approval of a Discounted Accelerated Liquidity Event, which is defined in the Articles of Amendment to include an Accelerated Liquidity Event (as defined in the Charter) in which the aggregate consideration to be received by stockholders has a value that is less than 75% of the aggregate purchase price paid to the Company to purchase shares of all issued and outstanding common stock of the Company as of the closing of the Accelerated Liquidity Event. The other material terms of the Charter were unchanged.

The description above is only a summary of the material provisions of the Articles of Amendment and is qualified in its entirety by reference to a copy of the Articles of Amendment, which are filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Articles of Amendment, effective as of March 14, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Direct Lending Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital Direct Lending Corporation

Date: March 18, 2022	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer